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                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

                                    --------------

                                       FORM 8-K

                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

                                   December 3, 1996
                          (Date of earliest event reported)

                           UNITED WISCONSIN SERVICES, INC.
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             Commission File No. 0-19506

              WISCONSIN                                    39-1431799
      (STATE OF INCORPORATION)                          (I.R.S. EMPLOYER
                                                       IDENTIFICATION NO.)

      401 WEST MICHIGAN STREET
        MILWAUKEE, WISCONSIN                               53203-2896
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)

                                    (414) 226-6900
                 (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

    Effective December 3, 1996 (the "Effective Time"), United Wisconsin Services, Inc., a Wisconsin corporation ("UWS"), consummated the acquisition of American Medical Security Group, Inc., a Delaware corporation ("AMSG"). The acquisition was accomplished through the merger of AMSG with and into UWS (the "Merger") pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement") dated July 31, 1996 by and between AMSG, Blue Cross & Blue Shield United of Wisconsin ("BCBSUW"), UWS, Wallace J. Hilliard and Ronald A. Weyers. UWS is the surviving corporation in the Merger and the business previously conducted by AMSG will operate as one of UWS's business units.

    Pursuant to the terms of the Merger Agreement, each outstanding share of AMSG common stock, par value $1.00 per share ("AMSG Common Stock"), not held by UWS was converted into a right to receive, after expenses, (a) approximately 24 shares of common stock of UWS, no par value per share ("UWS Common Stock"), plus cash in lieu of fractional shares and (b) approximately $382 in cash. In addition, approximately $52 per share of AMSG Common Stock has been placed in an escrow account as security for the payment of the AMSG stockholder's obligations to indemnify UWS for breaches of certain representations, warranties, covenants and other agreements contained in the Merger Agreement. Also pursuant to the terms of the Merger Agreement, each option to purchase shares of AMSG Common Stock outstanding as of the Effective Time (the "AMSG Options"), was converted into an option to purchase approximately 42.4 shares of UWS Common Stock ("UWS Options") subject to such option at an exercise price of approximately $4.66 per share. The aggregate consideration for the Merger was agreed upon at $67,010,000, less expenses, and 4,000,000 newly issued shares of, or options to purchase shares of, UWS Common Stock. UWS obtained the cash portion of the consideration paid in connection with the Merger from a loan for $70,000,000 from BCBSUW, which, after the Effective Time, owns approximately 38% of the UWS Common Stock outstanding.

    Prior to the Effective Time, AMSG developed, marketed and administered insurance products for small groups pursuant to a joint venture with UWS (the "Joint Venture Agreement") through its wholly owned subsidiary, American Medical Security, Inc. ("AMS"). The equipment and other physical property acquired by UWS in connection with the Merger was used by AMSG or its subsidiaries in the conduct of its business, and UWS intends to continue such use.

    UWS retained Merrill Lynch & Co., Inc. ("Merrill Lynch") to act as its financial advisor in connection with the Merger. Merrill Lynch delivered its opinion to UWS's Board of Directors (the "Merrill Lynch Opinion"), to the effect that the proposed consideration to be paid by UWS pursuant to the Merger, taken as a whole, was fair, from a financial point of view, to the shareholders of UWS.

    In arriving at the Merrill Lynch Opinion, Merrill Lynch, among other things, (i) reviewed AMSG's Annual Reports and related financial information for the five fiscal years ended December 1995 and AMSG's related unaudited financial information for the monthly periods ending June 1996; (ii) reviewed UWS's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1995, and UWS's Form 10-Q and the related unaudited financial information for the quarterly periods ending June 30 and March 31, 1996; (iii) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of AMSG and UWS, furnished to Merrill Lynch by UWS and AMSG; (iv) conducted discussions with members of senior management of AMSG and UWS concerning AMSG's and UWS's business and prospects; (v) compared the results of operations of UWS and AMSG with those of certain companies which Merrill Lynch deemed to be reasonably similar to UWS and AMSG, respectively; (vi) reviewed the historical market prices and trading activity for the UWS Common Stock; (vii) compared the proposed financial terms of the Merger with the financial terms of certain other mergers and acquisitions which Merrill Lynch deemed to be relevant; (viii) considered the pro forma effect of the Merger on UWS's capitalization ratios and earnings, cash flow and book value per share; (ix) considered the terms of the Joint Venture Agreement, and the AMSG Stock Restriction Agreement dated February 3, 1989; (x) reviewed the Merger Agreement; and (xi) reviewed such other financial studies and analyses and performed such other investigations and took into

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account such other matters as Merrill Lynch deemed necessary, including its assessment of general economic, market and monetary conditions.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         Pursuant to General Instruction B(3) to Form 8-K, substantially the same information has been reported previously in Registrant's Registration Statement on Form S-4 (Registration No. 333-10935) and therefore is not included.

    (b)  PRO FORMA FINANCIAL INFORMATION.

         Pursuant to General Instruction B(3) to Form 8-K, substantially the same information has been reported previously in Registrant's Registration Statement on Form S-4 (Registration No. 333-10935) and therefore is not included.

    (c)  EXHIBITS.

         2.1 Agreement and Plan of Merger dated July 31, 1996 by and between AMSG, Blue Cross & Blue Shield United of Wisconsin, UWS, Wallace J. Hilliard and Ronald A. Weyers (incorporated by reference from Exhibit 2.1 to Registrant's Registration Statement on Form S-4 (Registration No. 333-10935) filed with the Commission September 17, 1996).

         99.1      Press Release dated December 3, 1996.

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                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


December 16, 1996       UNITED WISCONSIN SERVICES, INC.



                        By:  /s/ Gail L. Hanson
                             --------------------------------------------
                             Gail L. Hanson, Vice President and Treasurer